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                                                                    Exhibit 5.11

                 [PEREZ BUSTAMANTE & PONCE ABOGADOS LETTERHEAD]

                                                      Quito, March 5, 2004

BURNS PHILP ECUADOR S.A.
QUITO.- ECUADOR

Ladies and Gentlemen:

                    Re: 9 1/2% Series B Senior Notes Due 2010

         We have acted as special ECUADORIAN counsel to BURNS PHILP ECUADOR S.A., an ECUADORIAN corporation (the "Company"), in connection with the offer to exchange (the "Exchange Offer") by Burns Philp Capital Pty Limited, an Australian corporation and Burns Philp Capital (U.S.) Inc., a Delaware corporation (the "Issuers"), and each a wholly owned subsidiary of Burns, Philp & Company Limited ("Burns Philp"), of U.S.$100,000,000 aggregate principal amount of 9 1/2% Series B Senior Notes due 2010 (the "Exchange Notes") which are being registered under the Securities Act of 1933, as amended (the "Securities Act"), for its existing 9 1/2% Senior Notes due 2010 (the "Old Notes"), as described in the Registration Statement on Form F-4 (File No. 333-107460) relating to the Exchange Offer (as amended or supplemented, the "Registration Statement"), initially filed with the United States Securities and Exchange Commission on July 30, 2003. The Old Notes were issued, and the Exchange Notes are proposed to be issued, under an indenture dated as of June 16, 2003 (the "Indenture"), among the Issuers, Burns Philp and certain subsidiaries of Burns Philp (together with the Company, the "Subsidiary Guarantors") and Wells Fargo Bank, National Association, as Trustee (the "Trustee"). The terms of the Exchange Notes to be issued are substantially identical to the Old Notes, except for certain transfer restrictions and registration rights relating to the Old Notes. The Old Notes are, and the Exchange Notes will be, fully and unconditionally guaranteed by the Company and the Subsidiary Guarantors on a senior basis (the "Guarantees"). The Indenture is an exhibit to the Registration Statement.

         We have examined originals, or copies certified or otherwise identified to our satisfaction, of the Indenture, the supplemental indenture of additional subsidiary guarantors, and the minutes of the board of meeting of the company dated November 25, 2002, (the "Relevant Documents"), as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In rendering such opinion, we have relied as to factual matters upon the representations, warranties and other statements made in the Relevant Documents.

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         In our examination, we have assumed, (i) the genuineness of all signatures (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, and (iv) the conformity to the original documents of all documents submitted as conformed, facsimile or photostatic copies.

         Based upon the foregoing, and subject to the exceptions, qualifications, limitations and assumptions herein set forth, we are of the opinion that (i) the execution and delivery of, and the performance by the Company of its obligations under, the indenture has been duly authorized by all requisite corporate action on the part of the Company; and (ii) the Company is validly incorporated and of good standing; and (iii) that the Company has full power and authority, and all necessary consents and approvals to execute, deliver and perform its obligations under the indenture; and (iv) that the execution, delivery and performance of the indenture does not violate or conflict with the Company's by-laws or the laws of Ecuador; and (v) the indenture has been duly executed on behalf of the Company by the duly authorized person and delivered.

         In rendering the foregoing opinion, we express no opinion, directly or indirectly, as to laws other than the laws of the Republic of Ecuador. The foregoing opinion is rendered as of the date hereof and we assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and making reference to our name under the caption "legal matters" in the prospectus included therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Dewey Ballantine LLP may rely on our opinion with respect to matters of the laws of Ecuador for purposes of its opinion filed as an exhibit to the registration statement, as if our opinion has been addressed to it.

                                Very truly yours,

                                /s/ Raul de la Torre

                                Raul de la Torre